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                                                                     Exhibit 8.1

                                         53rd at Third
                                         885 Third Avenue
                                         New York, New York 10022-4834
                                         Tel: (212) 906-1200 Fax: (212) 751-4864
                                         www.lw.com

(LATHAM & WATKINS LLP LOGO)              FIRM / AFFILIATE OFFICES
                                         Barcelona     New Jersey
                                         Brussels      New York
                                         Chicago       Northern Virginia
                                         Frankfurt     Orange County
                                         Hamburg       Paris
                                         Hong Kong     San Diego
                                         London        San Francisco
April 18, 2007                           Los Angeles   Shanghai
                                         Madrid        Silicon Valley
Kimco Realty Corporation                 Milan         Singapore
3333 New Hyde Park Road                  Moscow        Tokyo
New Hyde Park, New York 11042            Munich        Washington, D.C.

                                         File No. 013544-0108

     Re: 647,758 shares of common stock (the "Common Stock") of Kimco Realty Corporation (the "Company")

Ladies and Gentlemen:

     In connection with the registration statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission")in connection with the registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), on April 18, 2007 (the "Registration Statement"), you have requested our opinion concerning the statements in the Registration Statement under the caption "Material United States Federal Income Tax Considerations."

          This opinion is based on various facts and assumptions, and is conditioned upon certain representations made by the Company as to factual matters through certificates of an officer of the Company (the "Officer's Certificates"). In addition, this opinion is based upon the factual representations of the Company concerning its business, properties and governing documents as set forth in the Registration Statement.

          In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents or in the Officer's Certificates. In addition, in rendering this opinion we have assumed the truth and accuracy of all representations and statements made to us which are qualified as to knowledge or belief, without regard to such qualification. Further, with your permission, we have assumed the accuracy of (i) the opinion of Venable LLP, counsel for the Company, dated April 18, 2007 with respect to certain matters of Maryland law and (ii) the opinion of Morris, Nichols, Arsht & Tunnell LLP, counsel for the Company, dated April 18, 2007 with respect to certain matters of Delaware law.

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APRIL 18, 2007
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(LATHAM & WATKINS LLP LOGO)

          We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

          Based on such facts, assumptions and representations and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement under the caption "Material United States Federal Income Tax Considerations," insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.

          No opinion is expressed as to any matter not discussed herein.

          This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the representations described above, including in the Registration Statement or the Officer's Certificates may affect the conclusions stated herein. Moreover, the Company's qualification and taxation as a real estate investment trust depends upon the Company's ability to meet the various qualification tests imposed under the Internal Revenue Code of 1986, as amended, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins LLP. Accordingly, no assurance can be given that the actual results of the Company's operation in any taxable year will satisfy such requirements.

          This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission promulgated thereunder.

                                        Very truly yours,


                                        /s/ Latham & Watkins LLP